EXHIBIT 10.1
CALPINE CORPORATION

NON-QUALIFIED STOCK OPTION AGREEMENT
Pursuant to the Amended and Restated 2008 Equity Incentive Plan

OPTION granted on August 11, 2010 (the "Grant Date"), by Calpine Corporation, a Delaware corporation (the "Corporation"), to JACK A. FUSCO (the "Grantee") pursuant to this Non-Qualified Stock Option Agreement ("Stock Option Agreement").

1.         GRANT OF OPTION.  The Corporation hereby grants to the Grantee the irrevocable Option to purchase, on the terms and subject to the conditions set forth herein and in the Plan (as defined below), up to 1,800,000 fully paid and nonassessable shares ("Total Shares") of the Corporation's Common Stock, par value $.001 per share, at the option price of $12.64 per share, being not less than 100% of the fair market value of such Common Stock on the Grant Date (the “Exercise Price”).

The Option is granted pursuant to the Corporation's Amended and Restated 2008 Equity Incentive Plan (the "Plan"). The Option is subject in its entirety to all the applicable provisions of the Plan, which are hereby incorporated herein by reference.  The Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.  Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms not otherwise defined herein shall have the same definitions as provided in the Plan.

2.         PERIOD OF OPTION.  The period of the Option shall commence on the Grant Date and expire on August 10, 2015 ("Option Period").  Notwithstanding the foregoing, upon a termination of employment or service with the Corporation, the Option shall expire in accordance with Section 13 of the Plan.

The Option (or any lesser amount thereof) may be exercised from time to time during the Option Period as to the number of Total Shares allowable under Section 3 below and the Plan.

3.         EXERCISE OF OPTION.  The Option is vested and exercisable 100% on August 10, 2013, provided the Grantee has been continuously employed by the Corporation during the period commencing on the Grant Date and ending on August 10, 2013. The foregoing to the contrary notwithstanding, if on the date of exercise of the Option, the New York Stock Exchange closing price of a share of Company Common Stock exceeds the Exercise Price plus 25% ($15.80), then the number of shares underlying the Option that may be exercised on that date of exercise shall be reduced on a straight-line basis, beginning when such closing price on the date of exercise exceeds $15.80 and ending when such closing price equals or exceeds $27.50 per share at which closing price the number of shares underlying the Option shall be reduced to zero shares.  The reduction shall be calculated in accordance with the following formula:

A	=	$12.64 (Exercise Price)
B	=	$15.80 (A*125%)
C	=	Closing share price at date of exercise
D	=	1,800,000 Total Shares

Number of exercisable Option shares at:

If C<=$15.80, then 1,800,000

If C>$15.80 and C<$27.50, then (1-(C-$15.80)/($27.50-$15.80))*1,800,000

If C>=$27.50, then 0

In the event the Option is exercised for less than the number of Total Shares, the number of exercisable Option shares as determined above with respect to any subsequent exercise of the Option shall be reduced by the number of shares for which the Option was previously so exercised.

Continuous employment includes any paid leave of absence and any unpaid leave of absence up to 30 days, but does not include any unpaid leave of absence after 30 days.

Notwithstanding any other provision herein to the contrary, upon the occurrence of a Change in Control (as defined in the Plan), the Option shall become immediately vested in full.

4.         SECURITIES ACT REQUIREMENTS.  In addition to the requirements set forth herein and in the Plan, (i) the Option shall not be exercisable in whole or in part, and the Corporation shall not be obligated to issue any shares of Common Stock subject to any such Option, if such exercise and sale or issuance would, in the opinion of counsel for the Corporation, violate the Securities Act of 1933 (the "1933 Act") or other Federal or state statutes having similar requirements, as they may be in effect at that time; and (ii) each Option shall be subject to the further requirement that, at any time that the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares of Common Stock, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

5.         METHOD OF EXERCISE OF OPTION.  Subject to the provisions of the Plan and Section 4 hereof, the exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by certified or bank check at the time the Option is exercised or (ii) in the discretion of the Committee, upon such terms as the Committee shall approve, the exercise price may be paid:  (A) by delivery to the Corporation of other Common Stock, duly endorsed for transfer to the Corporation, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Grantee identifies for delivery specific shares of Common Stock that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (B) a “cashless” exercise program established with a broker; (C) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise, or (D) in any other form of legal consideration that may be acceptable to the Committee.  The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Corporation of other Common Stock acquired, directly or indirectly from the Corporation, shall be paid only by shares of the Common Stock of the Corporation that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).  Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by Grantee that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Corporation, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to this award.

6.         TRANSFERABILITY.  The Option is not transferable otherwise than by will or pursuant to the laws of descent and distribution, and is exercisable during the Grantee's lifetime only by the Grantee.

7.         BINDING AGREEMENT.  This Stock Option Agreement shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of the Grantee's beneficiary or legal representatives, as the case may be.

8.         ENTIRE AGREEMENT.  This Stock Option Agreement and the Plan set forth the entire agreement of the parties with respect to the Option granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.

9.         ELECTRONIC DELIVERY AND SIGNATURES.  The Corporation may, in its sole discretion, decide to deliver any documents related to the Option or to participation in the Plan or to future options that may be granted under the Plan by electronic means or to request the Grantee's consent to participate in the Plan by electronic means.  Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation.  If the Corporation establishes procedures of an electronic signature system for delivery and acceptance of Plan documents (including any Award Agreement like this Option), the Grantee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

10.       WITHHOLDING OF TAX.  To the extent that the exercise of the Option or the disposition of shares of Corporation's Common Stock acquired by exercise of the Option results in compensation income to the Grantee for federal or state income tax purposes, the Grantee shall pay to the Corporation at the time of such exercise or disposition such amount of money or, if the Corporation so determines, shares of Common Stock, as the Corporation may require to meet its obligation under applicable tax laws or regulations and, if the Grantee fails to do so, the

Corporation is authorized to withhold from any cash remuneration then or thereafter payable to the Grantee, any tax required to be withheld by reason of such resulting compensation income or the Corporation may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof.

11.       ADJUSTMENTS/CHANGES IN CAPITALIZATION.  This award is subject to the adjustment provisions set forth in the Plan.

Subject to Section 9 above, if the foregoing is in accordance with your understanding and approved by you, please so confirm by signing and returning the duplicate of this Stock Option Agreement enclosed for that purpose.

CALPINE CORPORATION

/s/ W. THADDEUS MILLER
W. Thaddeus Miller, Executive Vice President,
Chief Legal Officer and Secretary

The foregoing is in accordance with my understanding and is hereby confirmed and agreed to as of the Grant Date.

/s/ JACK A. FUSCO
Jack A. Fusco